Exhibit No. 5.1 Opinion of Johnson, Pope, Bokor, Ruppel & Burns, LLP

FILE No. 44877.137256

October 23, 2017

VIA PDF/U.S. MAIL

CUI Global, Inc.

Attn:  William J. Clough

wclough@cuiglobal.com

20050 S.W. 112th Avenue

Tualatin, OR 97062

Re:       CUI Global, Inc.

Ladies and Gentlemen:

We have acted as counsel to CUI Global, Inc., a Colorado corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (File No. 333-216672) (as amended and supplemented, the “Registration Statement”), and the base prospectus which forms a part of and is included in the Registration Statement, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement was filed on March 14, 2017, and amended on March 17, 2017 and March 20, 2017, and declared effective by the Commission on March 29, 2017. Reference is made to our opinion letter dated March 14, 2017, and included as Exhibit 5.1 to the Registration Statement. We are delivering this supplemental opinion letter in connection with the final prospectus supplement (the “Prospectus Supplement”) filed on October 19, 2017, by the Company with the Commission pursuant to Rule 424 under the Securities Act. The Prospectus Supplement relates to the offering by the Company of up to 7,392,856 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) covered by the Registration Statement. The Shares include an over-allotment option granted to the underwriter of the offering to purchase up to 964,285 additional shares of Common Stock. The Shares are being sold to the underwriter named in, and pursuant to, the underwriting agreement, dated October 18, 2017, by and between the Company and Craig-Hallum Capital Group LLC (the “Underwriting Agreement”).

We have examined the Registration Statement, together with the documents incorporated by reference therein, the related prospectus filed with the Registration Statement, and the Prospectus Supplement. In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such other instruments, documents, certificates and records, which we have deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the instruments, documents, certificates and records we have reviewed; (iv) the Underwriting Agreement has been duly authorized and validly executed and delivered by the parties thereto (other than the Company); (v) that the Shares will be issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement; and (vi) the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares have been duly and validly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Company’s Current Report on Form 8-K filed on or about the date hereof, for incorporation by reference into the Registration Statement, and to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement. In giving our consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR, RUPPEL,
& BURNS, LLP

By: /s/ Michael T. Cronin
Michael T. Cronin